FOR IMMEDIATE RELEASE
CONTACT:
Donald C. Weinberger
Michael Golden, CEO	Andria Arena (Media)
PanAmerican Bancorp	Wolfe Axelrod Weinberger Assoc. LLC
(561) 826 0464	(212) 370-4500; (212) 370-4505 (Fax)
don@wolfeaxelrod.com

PANAMERICAN BANCORP RELEASES DETAILED 1ST QUARTER
FINANCIAL STATEMENTS

MIAMI, FL, April 20, 2005 -- PanAmerican Bancorp (AMEX: PNB), (the “Bank”) a single bank holding company, today released detailed 1st quarter financial balance sheet and operational information.

Michael Golden, CEO of PanAmerican Bancorp, noted, “We expect to file the complete Form 10QSB as soon as the auditors can arrange to review the information.  However, to satisfy the many requests that we have received for detailed financial information relating to the most recent quarter we are making the key financials available now and will provide the full filing once the auditors have completed their review.”

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PanAmerican Bancorp

Based in Miami, FL, PanAmerican Bancorp is a single-bank holding company with PanAmerican Bank, a state-chartered, federal member bank engaged in a general commercial and consumer banking business, as the sole subsidiary of the company.  For additional information, please visit our website at www.panamericanbank.com.

Except for historical information containing herein, the matters set forth in this news release are “forward looking” statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although PanAmerican Bancorp believes the expectations reflected in such forward–looking statements are based upon reasonable assumptions; there can be no assurance that its expectations will be realized. Forward–looking statements involve certain risks and uncertainties that could cause actual results to differ materially from PanAmerican Bancorp’s expectations.  Factors that could contribute to such differences include those identified in PanAmerican Bancorp’s Form 10-K for the year ended December 31, 2004, and those described from time to time in PanAmerican’s  other filings with the Securities and Exchange Commission, news releases and other communications.

(Tables follow)

PANAMERICAN BANCORP

CONSOLIDATED BALANCE SHEETS

March 31, 2005 and December 31, 2004

	March 31, 2005	December 31, 2004
	(Unaudited)

ASSETS
Cash and due from financial institutions	$5,078,615	$6,213,556
Federal funds sold	5,170,000	—
Total Cash and cash equivalents	10,248,615	6,213,556
Securities available for sale	5,288,432	5,625,361
Securities held to maturity (fair value 2005 - $15,346,453, 2004 - $15,696,981)	15,678,008	15,790,233
Loans (net of allowance of $1,848,611 in 2005 and $1,678,191 in 2004)	166,794,077	153,729,571
Federal Reserve Bank Stock	610,050	610,050
Federal Home Loan Bank Stock	1,193,000	548,100
Premises and equipment	1,964,038	1,925,697
Accrued interest receivable	694,451	604,053
Goodwill and other identified intangibles	5,881,550	5,892,060
Other assets	535,005	528,335
Total assets	$208,887,226	$191,467,016

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Non-interest bearing	$39,983,002	$36,231,663
Interest bearing	122,763,688	121,926,811
Total deposits	162,746,690	158,158,474
Federal funds purchased	—	2,500,000
Repurchase agreements	493,754	1,257,119
Federal Home Loan Bank advances	18,000,000	8,000,000
Accrued expense and other liabilities	988,997	781,578
Total liabilities	182,229,441	170,697,171

Minority interest	24,312	23,735

Shareholders’ equity
Preferred stock, $1,000 par value; 5,000,000 shares authorized; issued and outstanding, 2005 – none; 2004– 315	—	315,000
Common stock, $.01 par value; 20,000,000 shares authorized; issued and outstanding, 2005 – 9,958,126 shares, 2004 - 8,372,126 shares	327,254	311,394
Capital surplus	34,663,283	29,001,264
Accumulated deficit	(8,212,592)	(8,800,189)
Accumulated other comprehensive (loss)	(144,472)	(81,359)
Total shareholders’ equity	26,633,473	20,746,110
Total liabilities and shareholders’ equity	$208,887,226	$191,467,016

PANAMERICAN BANCORP

CONSOLIDATED STATEMENTS OF INCOME

Three months ended March 31 2005 and 2004

	March 31, 2005	March 31, 2004
	(Unaudited)	(Unaudited)

Interest and dividend income:
Loans, including fees	$2,930,506	$1,379,842
Securities	228,515	156,090
Federal funds sold and other	47,780	29,400
	3,206,801	1,565,332
Interest expense:
Deposits	737,241	412,449
Other	166,279	70,424
	903,520	482,873

Net interest income before provision for loan losses	2,303,281	1,082,459
Provision for loan losses	(143,000)	(579,000)

Net interest income after provision for loan losses	2,160,281	503,459

Non-interest income:
Service charges on deposit accounts	294,540	201,747
Net gains (losses) on sales of securities	7,930	(32,664)
Other	—	7,773
	302,470	176,856

Non-interest expenses:
Salaries and employee benefits	917,724	561,310
Occupancy and equipment	379,805	245,228
Data and item processing	112,493	119,498
Professional fees	169,879	58,370
Insurance	37,119	63,146
Other	243,132	199,790
	1,860,152	1,247,342

Income (loss) before taxes and minority interest	602,599	(567,027)

Income tax expense	—	—

Minority interest in net income (loss) of subsidiary	641	444

Net income (loss)	$601,958	$(566,583)

Basic earnings per share	$0.07	$(0.10)

Diluted earnings per share	$0.06	$(0.10)

Weighted average number of common shares, basic	8,565,970	5,892,126
Weighted average number of common shares, diluted	9,156,046	5,892,126